Exhibit 21

State of Incorporation or
Wholly-Owned Entities	Country in Which Organized
Cambridge Technology CGP, Inc.	Delaware
Cambridge Technology Partners do Brasil s.c. Ltda	Brazil
Cambridge Technology Partners India Private Limited	India
Managed Objects Solutions, Inc.	Delaware
Novell (Schweiz) AG	Switzerland
Novell (Taiwan) Co., Ltd.	Taiwan
Novell Austria GmbH	Austria
Novell Belgium N.V.	Belgium
Novell (Cayman) IP CR Ltd.	Cayman
Novell (Cayman) IP NCR Ltd.	Cayman
Novell Canada, Ltd.	Ontario
Novell Corporation (Malaysia) Sdn Bhd	Malaysia
Novell Denmark A/S	Denmark
Novell do Brasil Software Ltda.	Brazil
Novell European Services Ltd. (UK)	United Kingdom
Novell Finance Limited	Cayman
Novell Finland Oy	Finland
Novell Germany GmbH	Germany
Novell Holding Deutschland GmbH	Germany
Novell Holdings, Inc.	Delaware
Novell Hong Kong Limited	Hong Kong
Novell India Pvt. Ltd.	India
Novell International Holdings, Inc.	Delaware
Novell Ireland Real Estate Limited	Ireland
Novell Ireland Software Limited	Ireland
Novell Israel Software Limited	Israel
Novell Italia s.r.l.	Italy
Novell Korea Co., Ltd	Korea
Novell Licensing International B.V.	The Netherlands
Novell Nederland B.V.	The Netherlands
Novell New Zealand Limited	New Zealand
Novell Norge AS	Norway
Novell Philippines, Incorporated	Philippines
Novell Portugal Informatica Lda.	Portugal
Novell Pty. Ltd.	Australia
Novell S.a.r.L.	France
Novell Singapore Pte. Ltd.	Singapore
Novell Software (Beijing) Ltd.	People’s Republic of China
Novell Software de Colombia S.A.	Columbia
Novell Software Development Pvt. Ltd.	India
Novell Software International Limited	Ireland
Novell Soluciones y Consultorya de Venezuela C.A.	Venezuela
Novell South Africa (Proprietary) Limited	South Africa
Novell Spain S.A.	Spain
Novell Svenska AB	Sweden
Novell Technology Capital Management, Inc.	Delaware
Novell UK Limited	United Kingdom
PlateSpin ULC	Alberta
PlateSpin Canadian LP	Ontario
PlateSpin LP	Ontario
SilverStream Software, LLC	Delaware
SuSE LINUX s.r.o.	Czech Republic
SuSE Linux GmbH	Germany
SuSE Linux Products GmbH	Germany
Novell Japan, Ltd.	Japan
Cambridge Technology Capital Fund I L.P.	Delaware